UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

DDi Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.

The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

On February 15, 2012, DDi Corp. (the “Company”) issued a press release announcing its operating results for the three and twelve month periods ended December 31, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01	Other Events.

On February 13, 2012, the Company completed the purchase of an existing approximately 96,000 square foot building in Anaheim, California, for $7.5 million, into which the Company plans to relocate its corporate headquarters and Anaheim manufacturing operations during 2012.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: February 15, 2012

	By:	/s/ Wayne T. Slomsky
Wayne T. Slomsky
Interim Chief Financial Officer & Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 15, 2012